                                                                                                    EXHIBIT 8.1

                                      [ORRICK, HERRINGTON & SUTCLIFFE LETTERHEAD]

                                                     May 22, 2006

GreenPoint Mortgage Securities LLC
100 Wood Hollow Drive
Doorstop #32210
Novato, California 94945

Ladies and Gentlemen:

        We have advised GreenPoint  Mortgage  Securities LLC (the "Registrant") with respect to certain federal income tax  aspects of the  issuance  of notes and  certificates,  issuable  in series  under the  Registration
Statement on Form S-3,  initially  filed by the Registrant  with the Securities and Exchange  Commission on May
22, 2006,  as amended (the  "Registration  Statement").  As to some of the notes and  certificates  (the "REMIC
Securities") an election will be made to treat those  securities as "regular" or "residual"  interest in a Real
Estate  Mortgage  Investment  Conduit (a "REMIC")  for federal  income tax  purposes,  and as to certain of the notes (the  "Non-REMIC  Notes") no such election will be made.  REMIC  Securities for which a regular  interest election  will be made are  referred to herein as "REMIC  Regular  Securities."  REMIC  Securities  for which a residual  interest  election will be made are referred to herein as "REMIC  Residual  Securities."  Capitalized terms used but not defined herein have the meanings specified in the Registration Statement.

        We have  examined  such  instruments,  documents  and records as we deemed  relevant and necessary as a basis of our opinion  hereinafter  expressed.  In such  examination,  we have  assumed the  following:  (a) the authenticity of original  documents and the genuineness of all signatures;  (b) the conformity to the originals of all  documents  submitted to us as copies;  (c) the truth,  accuracy and  completeness  of the  information, representations  and warranties  contained in the records,  documents,  instruments  and  certificates  we have reviewed;  (d)  the  legal  capacity  of all  natural  persons;  and (e) the  authenticity  of oral or  written statements and  representations of public officials,  officers and other  representatives of the Registrant and others.

        Based on such examinations,  as to each series of Non-REMIC Notes offered pursuant to this Registration
Statement for which we serve as counsel to the  Registrant,  assuming (i) compliance with all provisions of the related indenture and servicing  agreement,  (ii) the representations  and warranties of the Sellers,  Servicer and  Depositor  set  forth in the  related  indenture  and  servicing  agreement  are true and  (iii)  there is continued  compliance with applicable  provisions of the Internal  Revenue Code, as it may be amended from time to time,  and  applicable  Treasury  regulations  issued  thereunder,  we are of the of the opinion that, , for federal  income tax  purposes  (1) the  Non-REMIC  Notes will be treated as  indebtedness  and (2) the  issuing entity,  as created under the related owner trust  agreement,  will not be  characterized  as an association or publicly  traded  partnership  within the meaning of Section 7704 of the Code taxable as a corporation  or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.  .

        Based  on  such  examinations,  as to  each  series  of  REMIC  Securities  offered  pursuant  to  this
Registration  Statement  for which we serve as counsel to the  Registrant,  assuming  (i)  compliance  with all provisions of the related  pooling and servicing  agreement,  (ii) the  representations  and  warranties of the
Sellers,  Servicer and Depositor  set forth in the related  pooling and  servicing  agreement  are true,  (iii)
there is continued  compliance  with applicable  provisions of the Internal  Revenue Code, as it may be amended from time to time,  and applicable  Treasury  regulations  issued  thereunder and (iv) a REMIC election is made timely in the required form,  for federal  income tax purposes,  we are of the opinion that each related trust, or each  applicable  group of assets held by the related trust as to which an election to be treated as a REMIC will be made,  will qualify as a REMIC and the REMIC  Securities  will be considered  to evidence  ownership of
REMIC  regular  interests or REMIC  residual  interests in one of those REMICs  within the meaning of the REMIC
Provisions.

        We are further of the opinion that,  although the  discussion  set forth in the  succeeding  paragraphs concerning  the United States  federal  income  taxation of Non-REMIC  Notes and of pools of assets for which a
REMIC  election is made and the regular and residual  interests in such pools of assets  generally (i) does not purport to set forth any opinion of counsel  concerning any other  particular  federal income tax matter,  (ii)
is  directed  solely to  securityholders  that hold the  securities  as capital  assets  within the  meaning of
Section  1221 of the  Internal  Revenue  Code,  (iii)  does not  purport  to  discuss  all  federal  income tax consequences  that may be  applicable  to  particular  individual  circumstances,  including  those  of  banks, insurance companies, foreign investors,  tax-exempt organizations,  dealers in securities or currencies, mutual funds,  real estate  investment  trusts,  S  corporations,  estates and trusts,  securityholders  that hold the securities as part of a hedge,  straddle,  integrated  or  conversion  transaction,  or  securityholders  whose functional  currency  is not  the  United  States  dollar,  (iv)  does  not  address  alternative  minimum  tax consequences  and (v)  does  not  address  the  indirect  effects  on the  holders  of  equity  interests  in a securityholder,  with respect to those matter that it does address,  to the extent that they constitute matters of law or legal  conclusions,  that  discussion  provides a fair and  accurate  summary  of the  United  States federal  income  taxation of Non-REMIC  Notes and of pools of assets for which a REMIC election is made and the regular and residual interests therein as of the date hereof.

Classification of REMICs

        If an  entity  electing  to be  treated  as a REMIC  fails to  comply  with one or more of the  ongoing requirements  of the Internal  Revenue Code for that status during any taxable year, the Internal  Revenue Code provides  that the entity  will not be  treated as a REMIC for that year and  thereafter.  In that  event,  the entity may be taxable as a separate  corporation under Treasury  regulations,  and the related REMIC Securities may not be accorded the status or given the tax  treatment  described in the form of base  prospectus  included in the  Registration  Statement  under  "Material  Federal  Income Tax  Consequences."  The IRS may, but is not
compelled to provide  relief but any relief may be  accompanied  by sanctions,  including  the  imposition of a corporate  tax on all or a portion of the  trust's  income for the  period in which the  requirements  for that status are not  satisfied.  The pooling and servicing  agreement,  indenture or trust  agreement for each REMIC will include  provisions  designed to maintain the trust's status as a REMIC.  It is not  anticipated  that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

        In  general,  the  REMIC  Securities  will be "real  estate  assets"  within  the  meaning  of  Section
856(c)(4)(A)  of the Internal  Revenue  Code and assets  described  in Section  7701(a)(19)(C)  of the Internal
Revenue  Code in the same  proportion  that the  assets  of the REMIC  underlying  the  securities  would be so treated.  Moreover,  if 95% or more of the assets of the REMIC qualify for any of the  foregoing  treatments at all times during a calendar  year,  the REMIC  Securities  will qualify for the  corresponding  status in their entirety  for  that  calendar  year.  Interest,  including  original  issue  discount,  on  the  REMIC  Regular
Securities  and income  allocated  to the class of REMIC  Residual  Securities  will be interest  described  in
Section  856(c)(3)(B)  of the Internal  Revenue Code to the extent that those  securities  are treated as "real estate  assets"  within the meaning of Section  856(c)(4)(A)  of the Internal  Revenue Code.  In addition,  the
REMIC Regular  Securities  will be "qualified  mortgages"  within the meaning of Section  860G(a)(3)(C)  of the
Internal  Revenue Code if  transferred  to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The  determination  as to the percentage of the REMIC's assets that constitute  assets described in the  foregoing  sections of the Internal  Revenue Code will be made with respect to each  calendar quarter  based on the average  adjusted  basis of each  category  of the assets  held by the REMIC  during that calendar quarter.  The servicer or the REMIC  administrator,  as applicable,  will report those  determinations to securityholders in the manner and at the times required by applicable Treasury regulations.

        The assets of the REMIC will  include,  in  addition  to  mortgage  collateral,  payments  on  mortgage collateral  held pending  distribution  on the REMIC  Securities  and  property  acquired by  foreclosure  held pending  sale,  and may  include  amounts in reserve  accounts.  It is unclear  whether  property  acquired  by foreclosure  held pending sale and amounts in reserve  accounts  would be considered to be part of the mortgage collateral,  or  whether  those  assets,  to the extent  not  invested  in assets  described  in the  foregoing sections,  otherwise  would receive the same  treatment as the mortgage  collateral  for purposes of all of the foregoing sections.  In addition,  in some instances mortgage loans,  including Additional  Collateral Loans or
Pledged Asset Mortgage Loans,  may not be treated entirely as assets  described in the foregoing  sections.  If the assets of a REMIC  include  Additional  Collateral  Loans or Pledged  Asset  Mortgage  Loans,  the non-real property  collateral,  while itself not an asset of the REMIC,  could cause the  mortgage  loans not to qualify for one or more of those  characterizations.  If so,  the  related  prospectus  supplement  will  describe  the mortgage loans,  including  Additional  Collateral  Loans or Pledged Asset Mortgage  Loans,  that may not be so
treated.  The  REMIC  regulations  do  provide,   however,   that  payments  on  mortgage  loans  held  pending
distribution  are considered  part of the mortgage loans for purposes of Section  856(c)(4)(A)  of the Internal
Revenue  Code.  Furthermore,   foreclosure  property  will  qualify  as  "real  estate  assets"  under  Section
856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

        For some series of REMIC  Securities,  two or more separate  elections may be made to treat  designated portions of the related trust as REMICs for federal income tax purposes.

        Solely for purposes of  determining  whether the REMIC  Securities  will be "real estate assets" within the meaning of Section  856(c)(4)(A)  of the Internal  Revenue Code,  and "loans secured by an interest in real property" under Section  7701(a)(19)(C)  of the Internal Revenue Code, and whether the income on the securities is interest  described in Section  856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Securities

General

        In  general,  REMIC  Regular  Securities  will be  treated  for  federal  income tax  purposes  as debt instruments  issued  by the  REMIC and not as  ownership  interests  in the  REMIC  Regular  Securities  or its assets.  Moreover,  holders of REMIC Regular  Securities  that  otherwise  report income under a cash method of accounting will be required to report income for REMIC Regular Securities under an accrual method.

Original Issue Discount

        Some REMIC  Regular  Securities  may be issued with  "original  issue  discount"  within the meaning of
Section  1273(a) of the Internal  Revenue Code.  Any holders of REMIC Regular  Securities  issued with original issue  discount  typically  will be required to include  original  issue  discount in income as it accrues,  in accordance  with the  method  described  below,  in advance of the  receipt  of the cash  attributable  to that income.  In addition,  Section  1272(a)(6) of the Internal  Revenue Code provides  special rules  applicable to
REMIC Regular  Securities and certain other debt instruments  issued with original issue discount.  Regulations have not been issued under that section.

        The Internal  Revenue Code requires that a prepayment  assumption be used with for mortgage  collateral held by a REMIC in computing  the accrual of original  issue  discount on REMIC  Regular  Securities  issued by that  issuing  entity,  and that  adjustments  be made in the amount and rate of  accrual  of the  discount  to reflect  differences  between  the  actual  prepayment  rate  and the  prepayment  assumption.  The  prepayment assumption  is to be  determined  in a  manner  prescribed  in  Treasury  regulations;  as noted  above,  those regulations  have not been issued.  The conference  committee  report  accompanying  the Tax Reform Act of 1986 indicates that the regulations  will provide that the prepayment  assumption used for a REMIC Regular  Security must be the same as that used in pricing the initial  offering of the REMIC Regular  Security.  The  prepayment assumption  used by the servicer or the REMIC  administrator  in  reporting  original  issue  discount for each series  of REMIC  Regular  Securities  will be  consistent  with this  standard  and will be  disclosed  in the accompanying  prospectus supplement.  However, none of the Depositor,  the servicer, or the REMIC administrator will make any  representation  that the mortgage  collateral  will in fact prepay at a rate  conforming  to the prepayment assumption or at any other rate.

        The original  issue  discount,  if any, on a REMIC  Regular  Security  will be the excess of its stated
redemption  price at maturity  over its issue  price.  The issue price of a particular  class of REMIC  Regular
Securities  will be the first cash price at which a  substantial  amount of REMIC  Regular  Securities  of that class is sold,  excluding sales to bond houses,  brokers and  underwriters.  If less than a substantial  amount of a particular  class of REMIC  Regular  Securities  is sold for cash on or prior to the date of their initial issuance,  or the closing date,  the issue price for that class will be treated as the fair market value of the class on the  closing  date.  Under  the OID  regulations,  the  stated  redemption  price  of a REMIC  Regular
Security is equal to the total of all  payments to be made on that  certificate  other than  "qualified  stated
interest."  Qualified stated interest includes interest that is unconditionally  payable at least annually at a single  fixed-rate,  or in the case of a variable  rate debt  instrument,  at a "qualified  floating  rate," an
"objective  rate," a combination  of a single  fixed-rate  and one or more  "qualified  floating  rates" or one
"qualified  inverse floating rate," or a combination of "qualified  floating rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a REMIC Regular Security.

        In the case of REMIC Regular  Securities  bearing  adjustable  interest rates, the determination of the total amount of original  issue  discount and the timing of the inclusion of the original  issue  discount will vary according to the  characteristics  of the REMIC Regular  Securities.  If the original issue discount rules apply to the securities,  the  accompanying  prospectus  supplement will describe the manner in which the rules will be applied by the servicer or REMIC  administrator for those securities in preparing  information  returns to the securityholders and the IRS.

        Some classes of the REMIC Regular  Securities may provide for the first  interest  payment with respect to their  securities  to be made more than one month after the date of issuance,  a period which is longer than the subsequent  monthly intervals between interest  payments.  Assuming the "accrual period" (as defined below)
for original issue  discount is each monthly period that begins or ends on a distribution  date, in some cases, as a  consequence  of this "long first  accrual  period,"  some or all interest  payments may be required to be included in the stated  redemption  price of the REMIC Regular  Security and  accounted  for as original  issue discount.  Because  interest on REMIC  Regular  Securities  must in any event be accounted for under an accrual method,  applying  this  analysis  would result in only a slight  difference  in the timing of the inclusion in income of the yield on the REMIC Regular Securities.

        In  addition,  if the accrued  interest  to be paid on the first  distribution  date is computed  for a period  that  begins  prior to the  closing  date,  a portion of the  purchase  price paid for a REMIC  Regular
Security will reflect the accrued interest.  In these cases,  information  returns to the  securityholders  and the IRS will be based on the  position  that the portion of the purchase  price paid for the  interest  accrued for periods  prior to the closing  date is treated as part of the overall cost of the REMIC  Regular  Security, and not as a separate  asset the cost of which is  recovered  entirely  out of  interest  received  on the next distribution  date, and that portion of the interest paid on the first  distribution date in excess of interest accrued  for a  number  of days  corresponding  to the  number  of days  from  the  closing  date to the  first distribution  date should be included in the stated  redemption price of the REMIC Regular  Security.  However, the OID regulations  state that all or some portion of the accrued  interest may be treated as a separate asset the cost of which is recovered  entirely out of interest  paid on the first  distribution  date.  It is unclear how an  election  to do so would be made under the OID  regulations  and whether  that  election  could be made unilaterally by a securityholder.

        Regardless of the general  definition of original  issue  discount,  original issue discount on a REMIC
Regular  Security will be considered to be de minimis if it is less than 0.25% of the stated  redemption  price of the REMIC  Regular  Security  multiplied  by its  weighted  average  life.  For this  purpose,  the weighted average  life of the REMIC  Regular  Security  is computed  as the sum of the  amounts  determined,  as to each payment included in the stated  redemption price of the REMIC Regular  Security,  by multiplying (i) the number of complete  years,  rounding down for partial  years,  from the issue date until the payment is expected to be made, presumably taking into account the prepayment  assumption,  by (ii) a fraction, the numerator of which is the amount of the  payment,  and the  denominator  of which is the stated  redemption  price at maturity of the
REMIC  Regular  Security.  Under the OID  regulations,  original  issue  discount of only a de minimis  amount, other than de minimis  original  issue  discount  attributable  to a  so-called  "teaser"  interest  rate or an initial  interest  holiday,  will be included in income as each payment of stated  principal is made,  based on the product of the total  remaining  amount of the de minimis  original  issue  discount  and a  fraction,  the numerator of which is the amount of the principal  payment,  and the  denominator  of which is the  outstanding
stated   principal  amount  of  the  REMIC  Regular   Security.   The  OID  regulations  also  would  permit  a
securityholder  to elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See "--Market Discount" below for a description of that election under the OID regulations.

        If original issue discount on a REMIC Regular Security is in excess of a de minimis amount,  the holder of the  certificate  must include in ordinary  gross income the sum of the "daily  portions" of original  issue discount  for each day during its  taxable  year on which it held the REMIC  Regular  Security,  including  the purchase  date but  excluding  the  disposition  date.  In the case of an  original  holder of a REMIC  Regular
Security, the daily portions of original issue discount will be determined as follows.

        The accompanying  prospectus  supplement will describe the applicable accrual period. In general,  each
"accrual period" that begins or ends on a date that corresponds to a distribution  date and begins on the first day following the immediately  preceding accrual period, or in the case of the first accrual period,  begins on the closing  date,  a  calculation  will be made of the portion of the  original  issue  discount  that accrued during that accrual  period.  The portion of original  issue  discount that accrues in any accrual  period will equal the excess,  if any, of (i) the sum of (A) the present  value,  as of the end of the accrual  period,  of all of the  distributions  remaining to be made on the REMIC Regular  Security,  if any, in future  periods and
(B) the  distributions  made on the REMIC Regular Security during the accrual period of amounts included in the stated  redemption  price, over (ii) the adjusted issue price of the REMIC Regular Security at the beginning of the accrual  period.  The present value of the remaining  distributions  referred to in the preceding  sentence will be calculated  (1) assuming that  distributions  on the REMIC Regular  Security will be received in future periods based on the mortgage  collateral  being prepaid at a rate equal to the  prepayment  assumption and (2)
using a discount  rate equal to the original  yield to maturity of the  certificate.  For these  purposes,  the original  yield to maturity of the  certificate  will be calculated  based on its issue price and assuming that distributions  on the certificate  will be made in all accrual periods based on the mortgage  collateral  being prepaid at a rate equal to the  prepayment  assumption.  The adjusted  issue price of a REMIC Regular  Security at the  beginning  of any  accrual  period  will equal the issue  price of the  certificate,  increased  by the aggregate  amount of original issue discount that accrued for that  certificate in prior accrual  periods,  and reduced by the amount of any  distributions  made on that REMIC Regular  Security in prior  accrual  periods of amounts  included in its stated  redemption  price.  The original  issue discount  accruing  during any accrual period,  computed as  described  above,  will be  allocated  ratably to each day during the  accrual  period to determine the daily portion of original issue discount for that day.

        The OID  regulations  suggest that original  issue  discount for  securities  that  represent  multiple uncertificated  REMIC regular  interests,  in which ownership  interests will be issued  simultaneously  to the same buyer and which may be  required  under the related  pooling and  servicing  agreement  to be  transferred together,  should be  computed  on an  aggregate  method.  In the  absence  of further  guidance  from the IRS, original  issue  discount for  securities  that  represent  the  ownership of multiple  uncertificated  regular interests  will be  reported  to the IRS and the  securityholders  on an  aggregate  method  based  on a single overall  constant  yield and the  prepayment  assumption  stated  in the  accompanying  prospectus  supplement, treating  all  uncertificated  regular  interests  as a  single  debt  instrument  as  set  forth  in  the  OID regulations,  so long  as the  pooling  and  servicing  agreement  requires  that  the  uncertificated  regular interests be transferred together.

        A subsequent  purchaser of a REMIC Regular Security that purchases the certificate at a cost, excluding any portion of that cost  attributable to accrued  qualified  stated  interest,  less than its remaining stated
redemption  price will also be required to include in gross  income the daily  portions of any  original  issue discount  with respect to that  certificate.  However,  each daily  portion will be reduced,  if the cost is in excess of its "adjusted  issue  price," in proportion to the ratio that excess bears to the aggregate  original issue  discount  remaining to be accrued on the REMIC  Regular  Security.  The adjusted  issue price of a REMIC
Regular  Security on any given day equals (i) the  adjusted  issue  price or, in the case of the first  accrual period,  the issue price,  of the  certificate  at the beginning of the accrual period which includes that day, plus (ii) the daily  portions of original  issue  discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day for the certificate.

Market Discount

        A securityholder that purchases a REMIC Regular Security at a market discount,  that is, in the case of a REMIC Regular  Security issued without  original issue discount,  at a purchase price less than its remaining stated principal amount,  or in the case of a REMIC Regular Security issued with original issue discount,  at a purchase  price less than its  adjusted  issue price,  will  recognize  income on receipt of each  distribution representing  stated  redemption  price. In particular,  under Section 1276 of the Internal Revenue Code such a securityholder  in most cases will be  required  to  allocate  the  portion of each  distribution  representing stated  redemption price first to accrued market discount not previously  included in income,  and to recognize ordinary income to that extent.

        A  securityholder  may elect to include market  discount in income  currently as it accrues rather than including it on a deferred  basis in accordance  with the  foregoing.  If made,  the election will apply to all market  discount  bonds acquired by the  securityholder  on or after the first day of the first taxable year to which the election  applies.  In addition,  the OID regulations  permit a securityholder to elect to accrue all interest,  discount,  including  de  minimis  market or  original  issue  discount,  and  premium  in income as interest,  based on a constant  yield  method.  If the election  were made for a REMIC  Regular  Security  with market  discount,  the  securityholder  would be deemed to have made an  election to include  currently  market discount in income for all other debt  instruments  having  market  discount that the  securityholder  acquires during the taxable year of the election or  thereafter.  Similarly,  a  securityholder  that made this election for a  certificate  that is  acquired at a premium  would be deemed to have made an  election to amortize  bond premium for all debt  instruments  having  amortizable bond premium that the  securityholder  owns or acquires.
See "--Premium"  below.  Each of these elections to accrue  interest,  discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

        However,  market discount for a REMIC Regular Security will be considered to be de minimis for purposes of Section  1276 of the  Internal  Revenue  Code if the  market  discount  is less than 0.25% of the  remaining stated  redemption price of the REMIC Regular  Security  multiplied by the number of complete years to maturity remaining  after the date of its  purchase.  In  interpreting  a similar  rule for original  issue  discount on obligations  payable  in  installments,  the  OID  regulations  refer  to  the  weighted  average  maturity  of obligations,  and it is likely that the same rule will be applied for market discount,  presumably  taking into account the  prepayment  assumption.  If market  discount is treated as de minimis  under this rule, it appears that the actual  discount  would be treated in a manner  similar to  original  issue  discount  of a de minimis amount.  See "-- Original  Issue  Discount."  This  treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

        Section  1276(b)(3) of the Internal  Revenue Code  specifically  authorizes the Treasury  Department to issue regulations  providing for the method for accruing market discount on debt instruments,  the principal of which is  payable in more than one  installment.  Until  regulations  are  issued by the  Treasury  Department, certain rules  described in the  conference  committee  report  accompanying  the Tax Reform Act of 1986 apply.
The Committee Report indicates that in each accrual period market discount on REMIC Regular  Securities  should accrue, at the securityholder's option:

o       on the basis of a constant yield method,

o       in the case of a REMIC Regular  Security  issued  without  original issue  discount,  in an amount that bears the same ratio to the total  remaining  market discount as the stated interest paid in the accrual  period bears to the total amount of stated  interest  remaining to be paid on the REMIC
               Regular Security as of the beginning of the accrual period, or

o       in the case of a REMIC Regular  Security issued with original issue  discount,  in an amount that bears the same ratio to the total remaining  market discount as the original issue discount accrued in the accrual period bears to the total  original  issue  discount  remaining on the REMIC Regular
               Security at the beginning of the accrual period.

        Moreover,  the prepayment  assumption  used in calculating the accrual of original issue discount is to be used in calculating the accrual of market  discount.  Because the regulations  referred to in this paragraph have not been  issued,  it is not  possible to predict  what  effect  those  regulations  might have on the tax treatment of a REMIC Regular Security purchased at a discount in the secondary market.

        To the extent  that REMIC  Regular  Securities  provide  for  monthly or other  periodic  distributions throughout  their term, the effect of these rules may be to require market  discount to be includible in income at a rate  that is not  significantly  slower  than the rate at which  the  discount  would  accrue  if it were original  issue  discount.  Moreover,  in any event a holder of a REMIC Regular  Security in most cases will be required to treat a portion of any gain on the sale or exchange of that  certificate as ordinary  income to the extent of the market discount accrued to the date of disposition under one of the foregoing  methods,  less any accrued market discount previously reported as ordinary income.

        In addition,  under Section 1277 of the Internal Revenue Code, a holder of a REMIC Regular Security may be  required  to  defer  a  portion  of its  interest  deductions  for the  taxable  year  attributable  to any indebtedness  incurred or  continued  to  purchase  or carry a REMIC  Regular  Security  purchased  with market discount.  For these purposes,  the de minimis rule referred to above applies.  Any deferred  interest  expense would not exceed the market  discount  that accrues  during that taxable year and is, in general,  allowed as a deduction not later than the year in which the market  discount is  includible in income.  If the holder elects to include market  discount in income  currently as it accrues on all market discount  instruments  acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

        A REMIC  Regular  Security  purchased at a cost,  excluding  any portion of that cost  attributable  to accrued  qualified  stated interest,  greater than its remaining stated  redemption price will be considered to be  purchased  at a  premium.  The  holder of a REMIC  Regular  Security  may elect  under  Section  171 of the
Internal  Revenue  Code to  amortize  that  premium  under  the  constant  yield  method  over  the life of the certificate.  If made, this election will apply to all debt  instruments  having  amortizable bond premium that the holder  owns or  subsequently  acquires.  Amortizable  premium  will be  treated  as an offset to  interest income  on the  related  REMIC  Regular  Security,  rather  than  as a  separate  interest  deduction.  The OID regulations  also permit  securityholders  to elect to include  all  interest,  discount  and premium in income based on a constant yield method,  further treating the  securityholder as having made the election to amortize premium  generally.  See "--Market  Discount." The conference  committee  report states that the same rules that apply to accrual of market  discount,  which rules will  require  use of a  prepayment  assumption  in accruing market  discount for REMIC Regular  Securities  without regard to whether those  securities have original issue discount,  will also apply in amortizing  bond premium  under  Section 171 of the Internal  Revenue Code. It is possible that the use of an assumption  that there will be no prepayments  may be required in  calculating  the amortization of premium.

Realized Losses

        Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC Regular  Securities and  noncorporate  holders of the REMIC Regular  Securities that acquire those  securities in connection with a trade or business should be allowed to deduct,  as ordinary losses,  any losses sustained during a taxable year in which their  securities  become wholly or partially  worthless as the result of one or more Realized  Losses on the  mortgage  collateral.  However,  it appears  that a  noncorporate  holder that does not acquire a REMIC
Regular  Security in  connection  with a trade or business  will not be entitled to deduct a loss under Section
166 of  the  Internal  Revenue  Code  until  the  holder's  certificate  becomes  wholly  worthless--until  its outstanding  principal  balance  has  been  reduced  to  zero--and  that the loss  will be  characterized  as a short-term capital loss.

        Each holder of a REMIC  Regular  Security  will be  required  to accrue  interest  and  original  issue discount for that security,  without giving effect to any reductions in distributions  attributable to defaults or delinquencies on the mortgage  collateral or the underlying  securities until it can be established that any reduction  ultimately  will not be  recoverable.  As a result,  the amount of taxable  income  reported  in any period by the holder of a REMIC Regular  Security could exceed the amount of economic income actually  realized by the holder in that period.  Although the holder of a REMIC  Regular  Security  eventually  will  recognize a loss or reduction in income  attributable  to previously  accrued and included  income that, as the result of a
Realized  Loss,  ultimately  will not be realized,  the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Securities

General

        As  residual  interests,  the REMIC  Residual  Securities  will be  subject  to tax rules  that  differ significantly  from those that would apply if the REMIC  Residual  Securities  were treated for federal  income tax purposes as direct  ownership  interests in the mortgage  collateral or as debt  instruments  issued by the
REMIC.

        A holder of a REMIC  Residual  Security  generally  will be required to report its daily portion of the taxable income or, in accordance with the limitations  noted in this discussion,  the net loss of the REMIC for each day during a calendar  quarter that the holder owned the REMIC Residual  Security.  For this purpose,  the taxable income or net loss of the REMIC will be allocated to each day in the calendar  quarter  ratably using a
"30 days per  month/90  days per  quarter/360  days per  year"  convention.  The  daily  amounts  will  then be allocated  among  the  holders  of REMIC  Residual  Securities  in  proportion  to their  respective  ownership interests  on that day.  Any amount  included in the gross income or allowed as a loss of any holder of a REMIC
Residual  Security  by virtue of this  allocation  will be  treated as  ordinary  income or loss.  The  taxable income of the REMIC  will be  determined  under the rules  described  in the base  prospectus  included  in the
Registration  Statement in "--Taxable  Income of the REMIC" and will be taxable to the holders of REMIC Residual
Securities  without  regard to the  timing  or  amount of cash  distributions  by the  REMIC.  Ordinary  income derived from REMIC  Residual  Securities  will be "portfolio  income" for purposes of the taxation of taxpayers in  accordance  with  limitations  under  Section 469 of the  Internal  Revenue  Code on the  deductibility  of
"passive losses."

        A holder of a REMIC  Residual  Security  that  purchased  the  certificate  from a prior holder of that certificate  also will be required to report on its federal  income tax return amounts  representing  its daily portion  of the  taxable  income  or net loss of the  REMIC  for each day  that it  holds  the  REMIC  Residual
Security.  These daily portions  generally  will equal the amounts of taxable income or net loss  determined as described  above. The committee  report  accompanying  the Tax Reform Act of 1986 indicates that  modifications of the general  rules may be made,  by  regulations,  legislation  or otherwise,  to reduce,  or increase,  the income or loss of a holder of a REMIC  Residual  Security  that  purchased the REMIC  Residual  Security from a prior holder of such  certificate  at a price greater than, or less than, the adjusted basis (as defined below)
that  REMIC  Residual  Security  would have had in the hands of an  original  holder of that  certificate.  The
REMIC regulations, however, do not provide for any such modifications.

        Any payments  received by a holder of a REMIC Residual  Security in connection  with the acquisition of that  Certificate  will be taken into account in  determining  the income of that holder for federal income tax purposes.  On May 11,  2004,  the IRS issued  final  regulations  that  require  such payment to be included in income over time  according to an  amortization  schedule  that  reasonably  reflects the costs and benefits of holding the REMIC  Residual  Security over its expected life.  The  regulations  also provide two more specific methods  that will be  accepted as meeting the  general  test set forth  above for  determining  the timing and amount of income  inclusion.  One method  generally  follows the method of  inclusion  used by the taxpayer for
GAAP  purposes,  but not over a period  shorter  than the period  over which the REMIC is  expected to generate income.  The other method calls for ratable inclusion over the remaining  anticipated  weighted average life of the  REMIC as of the time the  REMIC  Residual  Security  is  transferred  to the  taxpayer.  Holders  of REMIC
Residual  Securities  are  encouraged to consult their tax advisors  concerning the treatment of these payments for income tax purposes under the regulations.

        The amount of income  holders of REMIC  Residual  Securities  will be  required  to report,  or the tax liability  associated  with that income,  may exceed the amount of cash  distributions  received from the REMIC for the  corresponding  period.  Consequently,  holders of REMIC Residual  Securities should have other sources of funds  sufficient  to pay any federal  income  taxes due as a result of their  ownership  of REMIC  Residual
Securities  or  unrelated  deductions  against  which  income may be offset,  subject to the rules  relating to
"excess  inclusions" and  "noneconomic"  residual  interests  discussed  below. The fact that the tax liability
associated  with  the  income  allocated  to  holders  of  REMIC  Residual   Securities  may  exceed  the  cash
distributions  received  by the  holders  of  REMIC  Residual  Securities  for  the  corresponding  period  may significantly adversely affect the after-tax rate of return for holders of REMIC Residual Securities.

Taxable Income of the REMIC

        The taxable income of the REMIC will equal the income from the mortgage  collateral and other assets of the REMIC plus any  cancellation  of  indebtedness  income due to the  allocation  of Realized  Losses to REMIC
Regular  Securities,  less the deductions allowed to the REMIC for interest,  including original issue discount and reduced by the amortization of any premium received on issuance,  on the REMIC Regular Securities,  and any
other  class  of  REMIC  Securities   constituting  "regular  interests"  in  the  REMIC  not  offered  hereby, amortization of any premium on the mortgage  collateral,  bad debt deductions for the mortgage  collateral and, except as described below, for servicing, administrative and other expenses.

        For purposes of determining its taxable income,  the REMIC will have an initial  aggregate basis in its assets equal to their fair market value  immediately  after their transfer to the REMIC. For this purpose,  the servicer, REMIC administrator,  or the Administrator,  as applicable, intends to treat the fair market value of the mortgage  collateral  as being equal to the  aggregate  issue prices of the REMIC  Regular  Securities  and
REMIC Residual  Securities.  The aggregate basis will be allocated among the mortgage  collateral  collectively and the other assets of the REMIC in  proportion to their  respective  fair market  values.  The issue price of any REMIC  Securities  offered  hereby will be  determined in the manner  described  above under "-- Taxation of
Owners of REMIC  Regular  Securities--Original  Issue  Discount."  Accordingly,  if one or more classes of REMIC
Securities are retained  initially rather than sold, the servicer or REMIC  administrator,  as applicable,  may be required to estimate the fair market value of those  interests in order to determine  the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

        Subject to the  possible  application  of the de minimis  rules,  the method of accrual by the REMIC of original  issue  discount  income and market  discount  income for  mortgage  collateral  that it holds will be equivalent to the method of accruing  original issue discount  income for REMIC Regular  Securityholders  under the constant  yield method  taking into  account the  prepayment  assumption.  However,  a REMIC that  acquires collateral at a market  discount must include the discount in income  currently,  as it accrues,  on a constant interest  basis.  See "-- Taxation of Owners of REMIC Regular  Securities"  above,  which  describes a method of accruing  discount  income that is analogous to that  required to be used by a REMIC as to mortgage  collateral with market discount that it holds.

        An item of mortgage  collateral  will be deemed to have been  acquired  with discount or premium to the extent that the REMIC's basis  therein,  determined as described in the  preceding  paragraph,  is less than or greater than its stated  redemption  price.  Any discount  will be  includible in the income of the REMIC as it accrues,  in advance of receipt of the cash  attributable to that income,  under a method similar to the method described above for accruing  original issue discount on the REMIC Regular  Securities.  It is anticipated that each REMIC will elect under  Section 171 of the  Internal  Revenue Code to amortize any premium on the mortgage collateral.  Premium on any item of mortgage  collateral to which the election  applies may be amortized  under a constant yield method, presumably taking into account a prepayment assumption.

        A REMIC will be allowed  deductions  for interest,  including  original  issue  discount,  on the REMIC
Regular  Securities,  equal to the  deductions  that  would be allowed if the REMIC  Regular  Securities,  were indebtedness  of the  REMIC.  Original  issue  discount  will be  considered  to  accrue  for this  purpose  as described above under "-- Taxation of Owners of REMIC Regular  Securities--Original  Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular  Securities,  described therein will not apply.

        If a class of REMIC  Regular  Securities  is issued at an Issue  Premium,  the net  amount of  interest deductions  that are allowed the REMIC in each  taxable  year for the REMIC  Regular  Securities  of that class will be reduced by an amount equal to the portion of the Issue  Premium that is  considered  to be amortized or repaid in that year.  Although the matter is not entirely  certain,  it is likely that Issue  Premium  would be amortized  under a constant  yield  method in a manner  analogous  to the  method of  accruing  original  issue discount described above under "--Taxation of Owners of REMIC Regular Securities--Original Issue Discount."

        As a general  rule,  the taxable  income of the REMIC will be  determined  in the same manner as if the
REMIC  were an  individual  having  the  calendar  year as its  taxable  year and using the  accrual  method of accounting.  However,  no item of income,  gain, loss or deduction  allocable to a prohibited  transaction will be taken into account.  See  "--Prohibited  Transactions  and Other Taxes"  below.  Further,  the  limitation on miscellaneous  itemized  deductions  imposed on individuals by Section 67 of the Internal  Revenue Code,  which allows  those  deductions  only to the extent  they  exceed in the  aggregate  two  percent  of the  taxpayer's adjusted  gross  income,  will not be applied at the REMIC  level so that the REMIC will be allowed  deductions for servicing,  administrative  and other  non-interest  expenses in  determining  its taxable  income.  All of these  expenses will be allocated as a separate item to the holders of REMIC  Residual  Securities,  subject to the  limitation of Section 67 of the Internal  Revenue  Code.  See  "--Possible  Pass-Through  of  Miscellaneous
Itemized  Deductions." If the deductions  allowed to the REMIC exceed its gross income for a calendar  quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

        The  adjusted  basis of a REMIC  Residual  Security  will be equal to the  amount  paid for that  REMIC
Residual  Security,  increased by amounts included in the income of the related  securityholder  and decreased, but not below zero, by  distributions  made, and by net losses  allocated,  to the related  securityholder  (in each case, other than any income or distributions attributable to qualified stated interest).

        A holder  of a REMIC  Residual  Security  is not  allowed  to take  into  account  any net loss for any calendar  quarter  to the  extent the net loss  exceeds  that  holder's  adjusted  basis in its REMIC  Residual
Security as of the close of that calendar  quarter,  determined  without  regard to the net loss. Any loss that is not  currently  deductible  by reason of this  limitation  may be  carried  forward  indefinitely  to future calendar  quarters  and, in  accordance  with the same  limitation,  may be used only to offset income from the
REMIC  Residual  Security.  The  ability  of  holders  of REMIC  Residual  Securities  to deduct  net losses in accordance with additional  limitations  under the Internal Revenue Code, as to which the  securityholders  are encouraged to consult their tax advisors.

        Any  distribution  on a REMIC Residual  Security will be treated as a non-taxable  return of capital to the extent it does not exceed the  holder's  adjusted  basis in the REMIC  Residual  Security.  To the extent a distribution  on a REMIC  Residual  Security  exceeds the adjusted  basis,  it will be treated as gain from the sale of the REMIC  Residual  Security.  Holders of REMIC Residual  Securities may be entitled to  distributions early  in the term of the  related  REMIC  under  circumstances  in which  their  bases in the  REMIC  Residual
Securities  will not be  sufficiently  large  that  distributions  will be  treated  as  nontaxable  returns of capital.  Their bases in the REMIC  Residual  Securities  will  initially  equal the amount paid for such REMIC
Residual  Securities  and will be  increased  by  their  allocable  shares  of  taxable  income  of the  trust.
However,  their basis  increases  may not occur until the end of the  calendar  quarter,  or perhaps the end of the  calendar  year,  with  respect to which the REMIC  taxable  income is  allocated  to the  holders of REMIC
Residual  Securities.  To the extent the initial  bases of the holders of REMIC  Residual  Securities  are less than the distributions to the holders of REMIC Residual  Securities,  and increases in the initial bases either occur  after  distributions  or,  together  with  their  initial  bases,  are  less  than  the  amount  of  the distributions,  gain will be recognized to the holders of REMIC Residual  Securities on those distributions and will be treated as gain from the sale of their REMIC Residual Securities.

        The effect of these  rules is that a  securityholder  may not  amortize  its basis in a REMIC  Residual
Security, but may only recover its basis through  distributions,  through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual  Security.  See "-- Sales of REMIC  Securities."  For a
discussion of possible  modifications  of these rules that may require  adjustments  to income of a holder of a
REMIC Residual  Security other than an original  holder in order to reflect any difference  between the cost of the REMIC Residual  Security to its holder and the adjusted  basis the REMIC  Residual  Security would have had in the hands of the original holder, see "--General."

Excess Inclusions

        Any "excess  inclusions"  for a REMIC  Residual  Security will be subject to federal  income tax in all events.

        In general,  the "excess inclusions" for a REMIC Residual Security for any calendar quarter will be the excess,  if any, of (i) the sum of the daily portions of REMIC taxable  income  allocable to the REMIC Residual
Security  over (ii) the sum of the "daily  accruals"  (as defined  below) for each day during that quarter that the REMIC  Residual  Security  was held by the holder of a REMIC  Residual  Security.  The daily  accruals of a holder of a REMIC  Residual  Security will be  determined  by allocating to each day during a calendar  quarter its  ratable  portion of the  product of the  "adjusted  issue  price" of the REMIC  Residual  Security  at the beginning of the  calendar  quarter and 120% of the  "long-term  Federal  rate" in effect on the closing  date.
For this purpose,  the adjusted  issue price of a REMIC  Residual  Security as of the beginning of any calendar quarter  will be equal to the issue price of the REMIC  Residual  Security,  increased  by the sum of the daily accruals for all prior quarters and decreased,  but not below zero, by any  distributions  made with respect to the REMIC  Residual  Security  before  the  beginning  of that  quarter.  The issue  price of a REMIC  Residual
Security is the initial  offering price to the public,  excluding  bond houses,  brokers and  underwriters,  at which a substantial  amount of the REMIC Residual  Securities  were sold. If less than a substantial  amount of a particular  class of REMIC  Residual  Securities is sold for cash on or prior to the closing date,  the issue price of that  class  will be  treated  as the  fair  market  value of that  class  on the  closing  date.  The
"long-term  Federal  rate" is an average of current  yields on Treasury  securities  with a  remaining  term of greater than nine years, computed and published monthly by the IRS.

        For holders of REMIC Residual Securities, an excess inclusion:

o       will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o       will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

o       will not be eligible for any rate  reduction or exemption  under any  applicable tax treaty for the 30%
               United States  withholding tax imposed on distributions to holders of REMIC Residual  Securities that are foreign investors.
        See, however, "--Foreign Investors in REMIC Securities."

        Furthermore,  for purposes of the alternative  minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative  minimum tax net operating loss deduction and (ii) alternative  minimum taxable income may not be less than the taxpayer's excess  inclusions;  provided,  however,  that for purposes of (ii), alternative  minimum  taxable  income is  determined  without  regard to the special rule that  taxable  income cannot  be less than  excess  inclusions.  The  latter  rule has the  effect of  preventing  nonrefundable  tax credits from reducing the taxpayer's  income tax to an amount lower than the alternative  minimum tax on excess inclusions.

        In the case of any REMIC Residual  Securities  held by a real estate  investment  trust,  the aggregate excess inclusions allocated to the REMIC Residual  Securities,  reduced, but not below zero, by the real estate investment  trust  taxable  income,  within the meaning of Section  857(b)(2)  of the  Internal  Revenue  Code,
excluding  any net capital gain,  will be allocated  among the  shareholders  of the trust in proportion to the dividends  received  by the  shareholders  from the trust,  and any amount so  allocated  will be treated as an excess inclusion from a REMIC Residual  Security as if held directly by the shareholder.  Treasury  regulations yet to be issued  could apply a similar  rule to regulated  investment  companies,  common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Securities

        Under the REMIC regulations,  transfers of "noneconomic"  REMIC Residual Securities will be disregarded for all federal income tax purposes if "a  significant  purpose of the transfer was to enable the transferor to impede the  assessment or collection of tax." If the transfer is  disregarded,  the purported  transferor  will continue to remain  liable for any taxes due with  respect to the income on the  "noneconomic"  REMIC  Residual
Security.  The REMIC  regulations  provide that a REMIC Residual Security is noneconomic  unless,  based on the prepayment  assumption  and on any  required or permitted  clean up calls,  or required  qualified  liquidation provided  for  in the  REMIC's  organizational  documents,  (1)  the  present  value  of  the  expected  future distributions  (discounted using the "applicable  Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual  Security,  which rate is  computed  and  published  monthly by the IRS) on the REMIC  Residual  Security  equals at least the present value of the expected tax on the  anticipated  excess  inclusions,  and (2) the transferor  reasonably  expects that the transferee will receive  distributions  on the REMIC Residual  Security at or after the time the taxes accrue  on  the  anticipated  excess  inclusions  in  an  amount  sufficient  to  satisfy  the  accrued  taxes.
Accordingly,  all transfers of REMIC Residual  Securities that may constitute  noneconomic  residual  interests will be subject to  restrictions  under the terms of the  related  pooling  and  servicing  agreement  or trust agreement  that are intended to reduce the  possibility  of any transfer being  disregarded.  The  restrictions will  require  each party to a transfer to provide an  affidavit  that no purpose of the  transfer is to impede the  assessment  or  collection  of  tax,  including  representations  as to  the  financial  condition  of the prospective  transferee,  as to which the  transferor  also is required to make a reasonable  investigation  to determine  the  transferee's  historic  payment of its debts and  ability to  continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Security,  prospective  purchasers should consider the  possibility  that a purported  transfer  of the REMIC  Residual  Security  by such a purchaser  to another purchaser at some future date may be  disregarded  in  accordance  with the  above-described  rules which would result in the retention of tax liability by that purchaser.

        The IRS has issued  final  REMIC  regulations  that add to the  conditions  necessary  to assure that a transfer of a non-economic  residual  interest would be respected.  The additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual  interest the  transferee  represent that it will not cause the income "to be attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an  applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer"  and either (i) the amount received by the transferee be no less on a present value basis  (determined  using the short-term rate provided by Section 1274(d) of the Internal  Revenue Code) than the present value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with specified large amounts of gross and net  assets  and that  meets  certain  other  requirements  where  agreement  is made that all future transfers will be to taxable  domestic  corporations  in  transactions  that qualify for the same "safe harbor"
provision.  Eligibility  for the safe harbor  requires,  among other things,  that the facts and  circumstances known to the  transferor  at the time of  transfer  not  indicate  to a  reasonable  person that the taxes with respect  to the  residual  interest  will  not be  paid,  with  an  unreasonably  low  cost  for  the  transfer specifically mentioned as negating eligibility.

        The accompanying  prospectus  supplement will disclose whether offered REMIC Residual Securities may be considered  "noneconomic"  residual  interests  under  the  REMIC  regulations.  Any  disclosure  that a  REMIC
Residual Security will not be considered  "noneconomic"  will be based on some  assumptions,  and the depositor will make no representation  that a REMIC Residual  Security will not be considered  "noneconomic" for purposes of the  above-described  rules.  See  "--Foreign  Investors in REMIC  Securities"  for  additional  restrictions applicable to transfers of certain REMIC Residual Securities to foreign persons.

Mark-to-Market Rules

        The mark-to-market  requirement applies to all securities owned by a dealer,  except to the extent that the dealer has  specifically  identified  a security as held for  investment.  The  Mark-to-Market  Regulations provide that for purposes of this  mark-to-market  requirement,  a REMIC Residual Security acquired on or after
January 4, 1995 is not treated as a security and thus may not be marked to market.  Prospective  purchasers  of a REMIC Residual  Security are encouraged to consult their tax advisors  regarding the possible  application of the mark-to-market requirement to REMIC Residual Securities.

Possible Pass-Through of Miscellaneous Itemized Deductions

        Fees and expenses of a REMIC  generally  will be allocated to the holders of the related REMIC Residual
Securities.  The  applicable  Treasury  regulations  indicate,  however,  that in the  case of a REMIC  that is similar to a single class  grantor  trust,  all or a portion of those fees and expenses  should be allocated to the holders of the related  REMIC  Regular  Securities.  Fees and expenses  will be allocated to holders of the related  REMIC  Residual  Securities  in their  entirety  and not to the holders of the related  REMIC  Regular
Securities.

        For REMIC  Residual  Securities or REMIC Regular  Securities the holders of which receive an allocation of fees and expenses in  accordance  with the preceding  discussion,  if any holder  thereof is an  individual, estate or trust, or a Pass-Through  Entity  beneficially  owned by one or more individuals,  estates or trusts,
(i) an amount equal to the  individual's,  estate's or trust's  share of fees and expenses will be added to the gross income of that holder and (ii) the  individual's,  estate's or trust's share of fees and expenses will be treated as a  miscellaneous  itemized  deduction  allowable in accordance  with the limitation of Section 67 of the Internal  Revenue Code,  which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's  adjusted gross income.  In addition,  Section 68 of the Internal Revenue Code provides that the amount of itemized  deductions  otherwise  allowable for an  individual  whose  adjusted  gross income exceeds a specified amount will be reduced.  The amount of additional  taxable income  reportable by holders of
REMIC  Securities  that are  covered by the  limitations  of either  Section  67 or Section 68 of the  Internal
Revenue Code may be substantial.  Furthermore,  in determining  the alternative  minimum taxable income of such a holder of a REMIC Security that is an individual,  estate or trust,  or a  Pass-Through  Entity  beneficially owned by one or more individuals,  estates or trusts, no deduction will be allowed for such holder's  allocable portion of servicing  fees and other  miscellaneous  itemized  deductions  of the REMIC,  even though an amount equal to the  amount  of such  fees and  other  deductions  will be  included  in the  holder's  gross  income.
Accordingly,  the REMIC Securities may not be appropriate  investments for individuals,  estates, or trusts, or
Pass-Through  Entities  beneficially  owned by one or more  individuals,  estates  or trusts.  Any  prospective investors are encouraged to consult with their tax advisors prior to making an investment in these securities.

Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations

        If a REMIC Residual Security is transferred to a Disqualified  Organization,  a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

(1)     the present value,  discounted using the "applicable  Federal rate" for obligations  whose term ends on the  close of the last  quarter  in which  excess  inclusions  are  expected  to  accrue  on the certificate,  which rate is computed and published  monthly by the IRS, of the total anticipated excess  inclusions  with respect to the REMIC Residual  Security for periods after the transfer;
               and

(2)     the highest marginal federal income tax rate applicable to corporations.

        The anticipated  excess  inclusions must be determined as of the date that the REMIC Residual  Security is  transferred  and must be based on events that have  occurred  up to the time of  transfer,  the  prepayment assumption  and any required or permitted  clean up calls or required  liquidation  provided for in the REMIC's organizational  documents.  This tax  generally  would be  imposed  on the  transferor  of the  REMIC  Residual
Security,  except that where the transfer is through an agent for a  Disqualified  Organization,  the tax would instead be imposed on that agent.  However,  a transferor  of a REMIC  Residual  Security  would in no event be liable  for the tax on a  transfer  if the  transferee  furnishes  to the  transferor  an  affidavit  that  the transferee is not a Disqualified  Organization  and, as of the time of the transfer,  the  transferor  does not have actual  knowledge  that the  affidavit  is false.  Moreover,  an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

o       residual interests in the entity are not held by Disqualified Organizations; and

o       information  necessary for the application of the tax described in the base prospectus  included in the
               Registration Statement will be made available.

        Restrictions  on the transfer of REMIC Residual  Securities and other  provisions  that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

(1)     requiring any transferee of a REMIC Residual  Security to provide an affidavit  representing that it is not a Disqualified  Organization and is not acquiring the REMIC Residual Security on behalf of a
               Disqualified Organization,  undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Security;

(2)     providing that any transfer of a REMIC Residual Security to a Disqualified  Organization  shall be null and void; and

(3)     granting to the  servicer the right,  without  notice to the holder or any prior  holder,  to sell to a purchaser of its choice any REMIC  Residual  Security that shall become owned by a  Disqualified
               Organization despite (1) and (2) above.

        In addition,  if a Pass-Through  Entity  includes in income excess  inclusions  with respect to a REMIC
Residual Security,  and a Disqualified  Organization is the record holder of an interest in that entity, then a tax will be imposed  on the entity  equal to the  product of (i) the amount of excess  inclusions  on the REMIC
Residual  Security  that are  allocable to the  interest in the  Pass-Through  Entity held by the  Disqualified
Organization  and (ii) the highest  marginal  federal income tax rate imposed on  corporations.  A Pass-Through
Entity will not be subject to this tax for any  period,  however,  if each record  holder of an interest in the
Pass-Through  Entity  furnishes to that  Pass-Through  Entity (i) the  holder's  social  security  number and a statement  under  penalties of perjury that the social  security  number is that of the record holder or (ii) a statement  under  penalties of perjury that the record holder is not a Disqualified  Organization.  For taxable years  beginning  after December 31, 1997,  regardless of the preceding two  sentences,  in the case of a REMIC
Residual  Security held by an "electing large  partnership," all interests in such partnership shall be treated as held by  Disqualified  Organizations,  without  regard to  whether  the record  holders  of the  partnership furnish  statements  described  in the  preceding  sentence,  and the  amount  that is subject to tax under the second preceding  sentence is excluded from the gross income of the partnership  allocated to the partners,  in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of Securities

        If a REMIC  Security  is sold,  the selling  securityholder  will  recognize  gain or loss equal to the difference  between  the  amount  realized  on the  sale and its  adjusted  basis in the  REMIC  Security.  The adjusted  basis of a REMIC Regular  Security  generally  will equal the cost of that REMIC Regular  Security to that  securityholder,  increased by income  reported by the  securityholder  with respect to that REMIC Regular
Security,  including  original issue discount and market discount income,  and reduced,  but not below zero, by distributions on the REMIC Regular Security received by the securityholder  and by any amortized  premium.  The adjusted  basis of a REMIC  Residual  Security will be determined  as described  under  "--Taxation of Owners of
REMIC Residual  Securities--Basis  Rules, Net Losses and Distributions."  Except as described below, any gain or loss generally will be capital gain or loss.

        Gain from the sale of a REMIC Regular  Security that might otherwise be capital gain will be treated as ordinary  income to the extent the gain does not exceed the  excess,  if any, of (i) the amount that would have been  includible in the seller's  income for the REMIC Regular  Security had income  accrued  thereon at a rate equal to 110% of the  "applicable  federal  rate,"  which is  typically  a rate  based on an average of current yields on Treasury securities having a maturity  comparable to that of the certificate,  which rate is computed and published  monthly by the IRS,  determined as of the date of purchase of the REMIC Regular  Security,  over
(ii) the  amount  of  ordinary  income  actually  includible  in the  seller's  income  prior to the  sale.  In addition,  gain recognized on the sale of a REMIC Regular  Security by a seller who purchased the REMIC Regular
Security at a market  discount will be taxable as ordinary  income to the extent of any accrued and  previously unrecognized  market  discount  that accrued  during the period the  certificate  was held.  See  "--Taxation of
Owners of REMIC Regular Securities-- Market Discount."

        A portion of any gain from the sale of a REMIC Regular  Security  that might  otherwise be capital gain may be  treated  as  ordinary  income  to the  extent  that the  certificate  is held as part of a  "conversion transaction"  within the  meaning of Section  1258 of the  Internal  Revenue  Code.  A  conversion  transaction generally is one in which the taxpayer has taken two or more  positions in securities or similar  property that reduce or eliminate  market risk, if  substantially  all of the taxpayer's  return is  attributable to the time value of the  taxpayer's  net  investment  in the  transaction.  The amount of gain so realized in a conversion transaction  that is  recharacterized  as ordinary income generally will not exceed the amount of interest that would have accrued on the  taxpayer's  net  investment at 120% of the  appropriate  "applicable  Federal rate,"
which rate is computed and published  monthly by the IRS, at the time the taxpayer  enters into the  conversion transaction,  subject to appropriate  reduction for prior inclusion of interest and other ordinary income items from the transaction.

        Finally,  a taxpayer  may elect to have net capital  gain taxed at ordinary  income  rates  rather than capital  gains rates in order to include any net capital  gain in total net  investment  income for the taxable year,  for purposes of the  limitation  on the  deduction of interest on  indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

        If the seller of a REMIC Residual Security  reacquires the certificate,  any other residual interest in a REMIC or any similar  interest in a "taxable  mortgage  pool" (as defined in Section  7701(i) of the Internal
Revenue  Code) within six months of the date of the sale,  the sale will be subject to the "wash sale" rules of
Section 1091 of the Internal  Revenue Code. In that event,  any loss realized by the holders of REMIC  Residual
Securities  on the sale will not be  deductible,  but instead  will be added to the  holders of REMIC  Residual
Securities adjusted basis in the newly-acquired asset.

        Losses on the sale of a REMIC  Residual  Security in excess of a threshold  amount  (which amount could need to be  aggregated  with  similar or previous  losses) may require  disclosure  of such loss on an IRS Form
8886.  Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Tax Return Disclosure and Investor List Requirements

        Recent Treasury  regulations  directed at potentially  abusive tax shelter  activity appear to apply to transactions  not  conventionally  regarded  as tax  shelters.  The  regulations  require  taxpayers  to report certain  disclosures  on IRS Form  8886 if they  participate  in a  "reportable  transaction."  Organizers  and sellers of the transaction are required to maintain records  including  investor lists  containing  identifying information  and to  furnish  those  records  to the  IRS  upon  demand.  A  transaction  may be a  "reportable transaction"  based upon any of several  indicia,  including  the existence of book-tax  differences  common to financial  transactions,  one or  more  of  which  may be  present  with  respect  to  your  investment  in the securities.  There are  significant  penalties  for  failure  to comply  with  these  disclosure  requirements.
Investors  in REMIC  Residual  Securities  should  consult  their  own tax  advisers  concerning  any  possible disclosure  obligation  with  respect to their  investment,  and should be aware that the  depositor  and other participants  in the  transaction  intend  to  comply  with  such  disclosure  and  investor  list  maintenance requirements as they determine apply to them with respect to the transaction.

Prohibited Transactions and Other Possible REMIC Taxes

        The Internal  Revenue Code imposes a  prohibited  transactions  tax,  which is a tax on REMICs equal to
100% of the net income derived from  prohibited  transactions.  In general,  subject to specified  exceptions a prohibited  transaction means the disposition of an item of mortgage  collateral,  the receipt of income from a source other than an item of mortgage  collateral or other Permitted  Investments,  the receipt of compensation for services,  or gain from the disposition of an asset purchased with the payments on the mortgage  collateral for temporary  investment  pending  distribution on the REMIC Securities.  It is not anticipated that any REMIC will engage in any prohibited  transactions  in which it would  recognize a material  amount of net income.  In addition,  some  contributions  to a REMIC  made after the day on which the REMIC  issues all of its  interests could result in the imposition of a  contributions  tax, which is a tax on the REMIC equal to 100% of the value of the contributed  property.  Each pooling and servicing  agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

        REMICs  also are  subject to federal  income tax at the  highest  corporate  rate on "net  income  from foreclosure  property,"  determined  by reference to the rules  applicable  to real estate  investment  trusts.
"Net income from  foreclosure  property"  generally means gain from the sale of a foreclosure  property that is inventory  property  and  gross  income  from  foreclosure  property  other  than  qualifying  rents  and other qualifying  income for a real estate  investment  trust.  It is not  anticipated  that any REMIC will recognize
"net income from foreclosure property" subject to federal income tax.

        It is not  anticipated  that any material state or local income or franchise tax will be imposed on any
REMIC.

        To the extent permitted by then-applicable  laws, any prohibited  transactions tax,  contributions tax, tax on "net income from  foreclosure  property" or state or local  income or franchise  tax that may be imposed on the REMIC will be borne by the servicer,  the REMIC  Administrator  or the trustee in either case out of its own funds,  provided that the servicer,  the Certificate  Administrator or the trustee, as the case may be, has sufficient  assets to do so, and provided  further that the tax arises out of a breach of the  servicer's,  the
REMIC  Administrator's  or the  trustee's  obligations,  as the case may be,  under  the  related  pooling  and servicing  agreement or trust agreement and relating to compliance with  applicable laws and  regulations.  Any tax not borne by the  servicer,  the REMIC  administrator  or the  trustee  will be payable  out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC Securities.

Termination

        A REMIC will terminate  immediately  after the distribution  date following receipt by the REMIC of the final  payment from the mortgage  collateral or on a sale of the REMIC's  assets  following the adoption by the
REMIC of a plan of complete  liquidation.  The last  distribution  on a REMIC Regular  Security will be treated as a  payment  in  retirement  of a debt  instrument.  In the case of a REMIC  Residual  Security,  if the last distribution  on the  REMIC  Residual  Security  is  less  than  the  securityholder's  adjusted  basis  in the certificate,  the  securityholder  should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

        Solely for purposes of the  administrative  provisions  of the Internal  Revenue  Code, a REMIC will be treated as a partnership  and holders of REMIC Residual  Securities  will be treated as partners.  The servicer or the REMIC  Administrator,  as  applicable,  will file  REMIC  federal  income  tax  returns on behalf of the related REMIC and will act as the "tax matters  person" for the REMIC in all  respects,  and may hold a nominal amount of REMIC Residual Securities.

        As the tax matters  person,  the  servicer or the REMIC  Administrator,  as  applicable,  will have the authority to act on behalf of the REMIC and the holders of REMIC  Residual  Securities in  connection  with the administrative  and judicial  review of items of income,  deduction,  gain or loss of the REMIC, as well as the
REMIC's  classification.  Holders of REMIC  Residual  Securities  will be  required  to report the REMIC  items consistently  with their treatment on the related REMIC's tax return and may in some  circumstances be bound by a settlement  agreement between the servicer or the Certificate  Administrator,  as applicable,  as tax matters person, and the IRS concerning any REMIC item.

        Adjustments  made to the REMIC tax return may  require a holder of a REMIC  Residual  Security  to make corresponding  adjustments on its return, and an audit of the REMIC's tax return, or the adjustments  resulting from an audit,  could result in an audit of the  securityholder's  return. No REMIC will be registered as a tax shelter  under  Section 6111 of the Internal  Revenue  Code because it is not  anticipated  that any REMIC will have a net loss for any of the first  five  taxable  years of its  existence.  Any  person  that  holds a REMIC
Residual  Security  as a nominee for another  person may be  required  to furnish to the  related  REMIC,  in a manner to be provided in Treasury regulations, the name and address of that person and other information.

        Reporting of interest  income,  including any original  issue  discount,  with respect to REMIC Regular
Securities  is required  annually,  and may be required  more  frequently  under  Treasury  regulations.  These information  reports are required to be sent to  individual  holders of REMIC  regular  Interests  and the IRS;
holders  of  REMIC  Regular   Securities  that  are  corporations,   trusts,   securities   dealers  and  other
non-individuals  will be provided  interest and original issue discount income  information and the information in the following  paragraph upon request in accordance  with the  requirements  of the applicable  regulations.
The  information  must be  provided  by the  later  of 30 days  after  the end of the  quarter  for  which  the information  was  requested,  or two weeks  after the receipt of the  request.  The REMIC must also comply with rules  requiring  certain  information to be reported to the IRS.  Reporting with respect to the REMIC Residual
Securities,  including  income,  excess  inclusions,  investment  expenses and relevant  information  regarding qualification  of the REMIC's  assets will be made as required under the Treasury  regulations,  typically on a quarterly basis.

        As applicable,  the REMIC Regular Security information reports will include a statement of the adjusted issue price of the REMIC Regular  Security at the beginning of each accrual  period.  In addition,  the reports will  include  information  required  by  regulations  with  respect  to  computing  the  accrual of any market discount.  Because exact  computation  of the accrual of market  discount on a constant  yield method  requires information  relating to the holder's purchase price that the servicer,  or the  Administrator,  as applicable, will not have,  the  regulations  only require that  information  pertaining to the  appropriate  proportionate method of accruing  market  discount be provided.  See "--Taxation of Owners of REMIC Regular  Securities--Market
Discount."

        The  responsibility  for complying with the foregoing  reporting rules will be borne by the servicer or the  Administrator.  Certificateholders  may request any information  with respect to the returns  described in
Section  1.6049-7(e)(2)  of the  Treasury  regulations.  Any  request  should be  directed  to the  servicer or
Certificate  Administrator,  as  applicable,  at  GreenPoint  Mortgage  Funding,  Inc.,  100 Wood Hollow Drive,
Doorstop #22210, Novato, California 94945.

Backup Withholding with Respect to REMIC Securities

        Payments of interest and principal,  as well as payments of proceeds from the sale of REMIC Securities, may be subject to the "backup  withholding  tax" under Section 3406 of the Internal  Revenue Code if recipients of  payments  fail to  furnish  to the payor  certain  information,  including  their  taxpayer  identification numbers,  or otherwise  fail to establish an exemption  from the tax. Any amounts  deducted and withheld from a distribution  to a  recipient  would be  allowed  as a credit  against  the  recipient's  federal  income  tax.
Furthermore,  penalties  may be  imposed by the IRS on a  recipient  of  payments  that is  required  to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Securities

        A holder of a REMIC  Regular  Security that is not a United States person and is not subject to federal income tax as a result of any direct or indirect  connection  to the United States in addition to its ownership of a REMIC  Regular  Security  will not be subject to United  States  federal  income or  withholding  tax on a distribution  on a REMIC Regular  Security,  provided  that the holder  complies to the extent  necessary  with certain  identification  requirements,  including delivery of a statement,  signed by the securityholder  under penalties of perjury,  certifying that the  securityholder is not a United States person and providing the name and address of the  securityholder;  this  statement is  generally  made on IRS Form W-8BEN and must be updated whenever  required  information  has  changed or within  three  calendar  years  after the  statement  is first delivered.  For these  purposes,  United  States  person  means a citizen or resident of the United  States,  a corporation,  partnership  or other entity  created or organized  in, or under the laws of, the United  States, any state thereof or the District of Columbia,  except,  in the case of a partnership,  to the extent  provided in regulations,  provided that, for purposes solely of the restrictions on the transfer of residual  interests, no  partnership  or other entity  treated as a partnership  for United States federal income tax purposes shall be treated as a United  States  person  unless all  persons  that own an interest  in such  partnership  either directly or through any entity that is not a  corporation  for United  States  federal  income tax purposes are required by the  applicable  operating  agreement  to be United  States  persons or an estate  whose  income is subject to United States federal  income tax regardless of its source,  or a trust if a court within the United
States is able to exercise  primary  supervision  over the  administration  of the trust and one or more United
States  persons  have  the  authority  to  control  all  substantial  decisions  of the  trust.  To the  extent prescribed in  regulations  by the Secretary of the Treasury,  which  regulations  have not yet been issued,  a trust which was in  existence  on August 20, 1996  (other  than a trust  treated as owned by the grantor  under subpart E of part I of  subchapter J of chapter 1 of the  Internal  Revenue  Code),  and which was treated as a
United  States  person on August 19,  1996,  may elect to  continue  to be treated  as a United  States  person notwithstanding  the  previous  sentence.  It is  possible  that  the IRS may  assert  that the  foregoing  tax exemption  should  not apply with  respect to a REMIC  Regular  Security  held by a holder of a REMIC  Residual
Security that owns directly or indirectly a 10% or greater  interest in the REMIC Residual  Securities.  If the holder does not qualify for exemption,  distributions of interest,  including distributions of accrued original issue  discount,  to the holder may be subject to a tax rate of 30%,  subject to reduction under any applicable tax treaty.

        Special rules apply to partnerships,  estates and trusts, and in certain  circumstances  certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

        In addition,  the foregoing rules will not apply to exempt a United States  shareholder of a controlled foreign corporation from taxation on the United States  shareholder's  allocable portion of the interest income received by the controlled foreign corporation.

        Further,  it  appears  that a  REMIC  Regular  Security  would  not be  included  in  the  estate  of a
non-resident   alien   individual   and  would  not  be  subject  to  United  States  estate  taxes.   However,
securityholders  who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

        Transfers  of REMIC  Residual  Securities  to  investors  that are not United  States  persons  will be prohibited under the related pooling and servicing agreement or trust agreement.

Non-REMIC Notes

        Status as Real Property Loans.  Non-REMIC Notes held by a domestic  building and loan  association will not  constitute  "loans . . . secured by an  interest  in real  property"  within the  meaning of Code  Section
7701(a)(19)(C)(v).  Non-REMIC  Notes held by a real estate  investment  trust will not  constitute  real estate assets  within the meaning of Code Section  856(c)(5)(B).  Interest on notes will not be  considered  "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

        Taxation of  Noteholders.  Non-REMIC  Notes  generally will be subject to the same rules of taxation as
REMIC Regular  Securities issued by a REMIC,  except that (1) income reportable on the notes is not required to be reported  under the accrual  method unless the holder  otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular  Certificate  as ordinary  income is inapplicable  to the notes.  See "--Taxation of Owners of REMIC Regular  Securities"  and "--Matters  Relevant to
Holders of All REMIC  Securities--Sales  of REMIC Securities" above. Also,  interest paid on a Non-REMIC note to a noteholder  that is not a United  States Person will  normally  qualify for the exception  from United States withholding  tax  described  in  ``--Matters  Relevant to Holders of All REMIC  Securities--Foreign  Investors in
REMIC Securities"  above,  except, in addition to the exceptions noted in that section,  where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuing entity.

        This opinion letter is based on the facts and circumstances  set forth in the base prospectus  included in the  Registration  Statement  and in the  other  documents  reviewed  by us. As the  Registration  Statement contemplates series of securities with numerous different  characteristics,  the particular  characteristics of each series of securities must be considered in determining the  applicability  of this opinion to a particular series of securities.

        In rendering the foregoing  opinions,  we express no opinion as to the laws of any  jurisdiction  other than the federal income tax laws of the United States of America.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration  Statement and to the use of our name  wherever  appearing in the  Registration  Statement and the base  prospectus  contained therein.  In giving such consent,  we do not consider that we are "experts",  within the meaning of the term as used in the Act or the rules and regulations of the Commission issued  thereunder,  with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

                                    Very truly yours,

                                    /s/ Orrick, Herrington & Sutcliffe

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP